Exhibit 99.1

CONTACT:
Press Inquiries	Investor Inquiries
Scott Larson	Terry Adams
Public Relations	Investor Relations
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3433	978-250-3460
scott.larson@sycamorenet.com	investor.info@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS THIRD QUARTER FISCAL YEAR 2005 FINANCIAL RESULTS

CHELMSFORD, Mass., September 19, 2005 – Sycamore Networks, Inc. (NASDAQ: SCMRE), a leader in optical networking, today reported its third quarter results for the period ended April 30, 2005.

Revenue for the third quarter of fiscal 2005 was $17.8 million, compared with $14.7 million for the third quarter of fiscal 2004.

Net loss for the third quarter of fiscal 2005, on a generally accepted accounting principles (GAAP) basis, was $12.0 million or $(0.04) per share, compared with a net loss of $10.6 million, or $(0.04) per share for the third quarter of fiscal 2004. Non-GAAP net loss for the third quarter of fiscal 2005, which excludes stock-based compensation and payroll taxes on stock option exercises, a reserve for contingent liabilities associated with certain claims, disputes and litigation, restructuring charges and related asset impairments, was $0.5 million, or $(0.00) per share, compared with a non-GAAP net loss of $9.3 million, or $(0.03) per share for the third quarter of fiscal 2004. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Consolidated Statements of Operations included with this release.

During the third quarter, Sycamore recorded a restructuring charge of $0.9 million attributable to a workforce reduction of approximately 20 people and a reserve for contingent liabilities associated with certain claims, disputes and litigation in the amount of $10.3 million.

Revenue for the first nine months of fiscal 2005 was $46.9 million, compared with $30.0 million for the first nine months of fiscal 2004.

Net loss for the first nine months of fiscal 2005, on a GAAP basis, was $25.2 million or $(0.09) per share, compared with a net loss of $35.7 million, or $(0.13) per share for the first nine months of fiscal 2004. Non-GAAP net loss for the first nine months of fiscal 2005, which excludes stock-based compensation and payroll taxes on stock option exercises, a reserve for contingent liabilities associated with certain claims, disputes and litigation, restructuring charges and related asset impairments, was $12.7 million, or $(0.05) per share, compared with a non-GAAP net loss of $31.0 million, or $(0.11) per share for the first nine months of fiscal 2004. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Consolidated Statements of Operations included with this release.

“We were pleased with a number of improvements in our third quarter core operating results, including revenue and margin performance,” stated Daniel E. Smith, Sycamore’s president and chief executive officer.

As reported in Sycamore’s 2004 Annual Report on Form 10-K/A and in its quarterly report on Form 10-Q/A for the quarters ended October 30, 2004 and January 29, 2005, each as filed with the SEC on September 12, 2005, the Company has restated its consolidated financial statements for the years ended July 31, 2004, 2003, 2002, 2001 and 2000 and for the three months ended October 30, 2004 and January 29, 2005.

The Company also said it plans to review its fiscal year 2005 third and fourth quarter and year end results during a conference call to be held in early October. The date of this conference call will be released shortly.

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMRE) develops and markets optical networking products for telecommunications service providers worldwide. The Company’s products enable service providers to cost-effectively and easily transition their existing fiber optic network into a network infrastructure that can provision, manage and deliver economic, high-bandwidth services to their customers. For more information, please visit www.sycamorenet.com.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Actual results or events could differ materially from those stated or implied in forward-looking statements. These risks and uncertainties include, but are not limited to, additional actions and findings that may result from the restatement of previously issued financial statements, the possibility that the Company may be unable to regain compliance with Nasdaq listing requirements and the impact of the investigation’s findings on prior and current periods. Certain additional risks are set forth in more detail in the section entitled Factors that May Affect Future Results under Item 2 in Management Discussion and Analysis of Financial Conditions and Results of Operations in the Company’s most recently filed 10-Q and the other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. These measures are not in accordance with, or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The items excluded from non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants primarily in connection with the Company’s initial public offering and acquisitions.

The non-GAAP financial data is provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results because such charges are associated with past events and are not related to current operations. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or as being superior to, operating losses, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2005	July 31, 2004
Assets

Current assets:
Cash and cash equivalents	$522,244	$45,430
Short-term investments	351,067	482,274
Accounts receivable, net	14,491	10,605
Inventories	4,709	4,294
Prepaids and other current assets	4,101	3,611

Total current assets	896,612	546,214

Property and equipment, net	7,878	9,419
Long-term investments	75,547	433,621
Other assets	989	1,664

Total Assets	$981,026	$990,918

Liabilities and Stockholders’ Equity

Deferred revenue	$10,419	$7,226
Other current liabilities	22,890	15,321
Restructuring liabilities	9,820	12,005

Total current liabilities	43,129	34,552

Deferred revenue	1,530	926

Total liabilities	44,659	35,478

Common stock	276	274
Additional paid-in capital	1,779,311	1,774,214
Accumulated deficit	(839,969)	(814,744)
Other equity	(3,251)	(4,304)

Total stockholders’ equity	936,367	955,440

Total Liabilities and Stockholders’ Equity	$981,026	$990,918

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 30, 2005	April 24, 2004	April 30, 2005	April 24, 2004
Revenue	$17,848	$14,718	$46,955	$30,034

Cost of revenue	8,804	9,723	25,746	19,682
Stock-based compensation and payroll tax on stock option exercises	77	206	279	635

Gross profit	8,967	4,789	20,930	9,717

Operating expenses:
Research and development	10,676	11,256	33,562	34,298
Sales and marketing	2,630	4,894	8,782	13,645
General and administrative	2,013	1,642	6,189	5,092
Stock-based compensation and payroll tax on stock option exercises:
Research and development	191	539	710	2,315
Sales and marketing	28	265	111	827
General and administrative	43	239	305	872
Reserve for contingencies	10,282	—	10,282	—
Restructuring charges and related asset impairments	679	—	679	—

Total operating expenses	26,542	18,835	60,620	57,049

Loss from operations	(17,575)	(14,046)	(39,690)	(47,332)

Interest and other income, net	5,595	3,485	14,465	11,648

Net loss	$(11,980)	$(10,561)	$(25,225)	$(35,684)

Diluted net loss per share	$(0.04)	$(0.04)	$(0.09)	$(0.13)
Weighted average shares used in computing diluted net loss per share	275,325	272,652	274,773	271,642

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations (a)

(in thousands, except per share data)

	Three Months Ended April 30, 2005
	GAAP Results	Adjustments	Non-GAAP Results (a)
Revenue	$17,848	$—	$17,848

Cost of revenue	8,804	(204)	8,600
Stock-based compensation and payroll tax on stock option exercises	77	(77)	—

Gross profit	8,967	281	9,248

Operating expenses:
Research and development	10,676	—	10,676
Sales and marketing	2,630	—	2,630
General and administrative	2,013	—	2,013
Stock-based compensation and payroll tax on stock option exercises:
Research and development	191	(191)	—
Sales and marketing	28	(28)	—
General and administrative	43	(43)	—
Reserve for contingencies	10,282	(10,282)	—
Restructuring charges and related asset impairments	679	(679)	—

Total operating expenses	26,542	(11,223)	15,319

Loss from operations	(17,575)	11,504	(6,071)

Interest and other income, net	5,595	—	5,595

Net loss	$(11,980)	$11,504	$(476)

Diluted net loss per share	$(0.04)		$(0.00)
Weighted average shares used in computing diluted net loss per share	275,325		275,325

(a)	These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation and payroll taxes on stock option exercises, a reserve for contingent liabilities associated with certain claims, disputes and litigation, restructuring charges and related asset impairments.

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations (a)

(in thousands, except per share data)

	Three Months Ended April 24, 2004
	GAAP Results	Adjustments	Non-GAAP Results (a)
Revenue	$14,718	$—	$14,718

Cost of revenue	9,723	—	9,723
Stock-based compensation and payroll tax on stock option exercises	206	(206)	—

Gross profit	4,789	206	4,995

Operating expenses:
Research and development	11,256	—	11,256
Sales and marketing	4,894	—	4,894
General and administrative	1,642	—	1,642
Stock-based compensation and payroll tax on stock option exercises:
Research and development	539	(539)	—
Sales and marketing	265	(265)	—
General and administrative	239	(239)	—

Total operating expenses	18,835	(1,043)	17,792

Loss from operations	(14,046)	1,249	(12,797)

Interest and other income, net	3,485	—	3,485

Net loss	$(10,561)	$1,249	$(9,312)

Diluted net loss per share	$(0.04)		$(0.03)
Weighted average shares used in computing diluted net loss per share	272,652		272,652

(a)	These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation and payroll taxes on stock option exercises, a reserve for contingent liabilities associated with certain claims, disputes and litigation, restructuring charges and related asset impairments.

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations (a)

(in thousands, except per share data)

	Nine Months Ended April 30, 2005
	GAAP Results	Adjustments	Non-GAAP Results (a)
Revenue	$46,955	$—	$46,955

Cost of revenue	25,746	(204)	25,542
Stock-based compensation and payroll tax on stock option exercises	279	(279)	—

Gross profit	20,930	483	21,413

Operating expenses:
Research and development	33,562	—	33,562
Sales and marketing	8,782	—	8,782
General and administrative	6,189	—	6,189
Stock-based compensation and payroll tax on stock option exercises:
Research and development	710	(710)	—
Sales and marketing	111	(111)	—
General and administrative	305	(305)	—
Reserve for contingencies	10,282	(10,282)	—
Restructuring charges and related asset impairments	679	(679)	—

Total operating expenses	60,620	(12,087)	48,533

Loss from operations	(39,690)	12,570	(27,120)

Interest and other income, net	14,465	—	14,465

Net loss	$(25,225)	$12,570	$(12,655)

Diluted net loss per share	$(0.09)		$(0.05)
Weighted average shares used in computing diluted net loss per share	274,773		274,773

(a)	These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation and payroll taxes on stock option exercises, a reserve for contingent liabilities associated with certain claims, disputes and litigation, restructuring charges and related asset impairments.

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations (a)

(in thousands, except per share data)

	Nine Months Ended April 24, 2004
	GAAP Results	Adjustments	Non-GAAP Results (a)
Revenue	$30,034	$—	$30,034

Cost of revenue	19,682	—	19,682
Stock-based compensation and payroll tax on stock option exercises	635	(635)	—

Gross profit	9,717	635	10,352

Operating expenses:
Research and development	34,298	—	34,298
Sales and marketing	13,645	—	13,645
General and administrative	5,092	—	5,092
Stock-based compensation and payroll tax on stock option exercises:
Research and development	2,315	(2,315)	—
Sales and marketing	827	(827)	—
General and administrative	872	(872)	—

Total operating expenses	57,049	(4,014)	53,035

Loss from operations	(47,332)	4,649	(42,683)

Interest and other income, net	11,648	—	11,648

Net loss	$(35,684)	$4,649	$(31,035)

Diluted net loss per share	$(0.13)		$(0.11)
Weighted average shares used in computing diluted net loss per share	271,642		271,642

(a)	These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation and payroll taxes on stock option exercises, a reserve for contingent liabilities associated with certain claims, disputes and litigation, restructuring charges and related asset impairments.